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                                                                    EXHIBIT 10.2

                 GREATER DALLAS ASSOCIATION OF REALTORS(R), INC.

                           SHORT FORM COMMERCIAL LEASE


                                                               State of Texas

                                                               County of Grayson

This lease agreement made and entered into by and between

David Wood
P.O. Box 66
Anna, Texas  75495
(hereinafter referred to as "Landlord"), and

Global Election Systems, Inc.
1611 Wilmeth Road
McKinney, Texas  75069
(hereinafter referred to as "Tenant");

                                   WITNESSETH:

Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the following described premises situated within the County of Grayson, State of
Texas:


5,000sf metal building located on Highway 75, West side service road near FM 121 in Van Alstyne, Texas together with all the rights, privileges, easements and appurtenances belonging to or in any way pertaining to the demised premises for a term of one year beginning the 1st day of August, 1999, and ending the 31st day of July, 2000, to be occupied as warehouse space and not otherwise, paying therefor the sum of Eighteen thousand and no/100-------------------- ($1500.00/month) ($18,000.00)
Dollars, payable upon the conditions and covenants following:

      1. Each year during the term of this lease, Landlord shall pay real estate taxes assessed against the demised premises in an amount equal to the total real estate taxes assessed against the demised premises in the base year. Each year during the term of the lease, Tenant shall pay as additional rental, upon receipt of statement from landlord along with tax statements or verification from proper authority, his pro rate share of any increase in real estate taxes over the base year on the property of which the demised premises form a part. Any increase in real estate taxes for a fractional year shall be prorated. The base year shall be 1999. Tenant shall also pay all charges for utility services to the demised premises.

      2. Failure of Tenant to surrender the demised premises at the expiration of the lease constitutes a holding over which shall be construed as a tenancy from month to month at a rental of $2,500.00 per month.

      3. Rent shall be paid in Grayson County, Texas, monthly in advance as the same shall become due.


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      4. Tenant has examined and accepts the premises, building, and each appurtenance thereto in their present condition as suitable for the purposes for which the same are leased, and agrees to accept the premises regardless of reasonable deterioration between the date of this lease and the date Tenant begins occupying the premises.

      5. Landlord shall maintain in good repair the roof, foundation and exterior walls of the building. Tenant agrees to give Landlord written notice of defects and need for repairs of the roof, foundation or exterior walls. Landlord shall not be liable to Tenant for damage caused by the premises being or becoming out of repair until it has been notified of the necessity of repair by the Tenant and has had reasonable opportunity to repair the same.

      6. Tenant shall maintain the premises and equipment, including plate glass, store front and entrances. Tenant shall, at its expense, keep the interior of the building, including the plumbing, closets, pipes, fixtures and air conditioning equipment, if any, in good repair and shall keep water pipes and connections free from ice and other obstructions. Tenant shall take good care of the premises and its fixtures and suffer no waste. If Tenant leases an entire building unit, Tenant shall be responsible for keeping the roof clean and downspouts open.

      All alterations, additions and improvements, except trade fixtures and air conditioning and heating equipment installed at expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the premises as a part thereof on the termination of the lease.

      No cooling tower, equipment, or structure of any kind shall be placed on the roof of the leased premises by Tenant without prior written permission of Landlord. If such permission is granted, such work or installation shall be done at Tenant's expense and in such a manner that the roof shall not be damaged thereby. If it becomes necessary to remove such cooling tower, equipment or structure, temporarily, so that repairs to the roof can be made, Tenant shall promptly remove and reinstall the cooling tower, equipment or structure at Tenant's expense and repair at Tenant's expense any damage resulting from such removal or reinstallation. Upon termination of this lease, Tenant shall remove or cause to be removed from the roof any such cooling tower, equipment or structure, if directed to do so by Landlord or Landlord's agent. Tenant shall promptly repair at its expense any damage resulting from such removal.

      At the termination of this lease, Tenant shall deliver the premises in good order and condition, natural deterioration and damage by fire, or other casualty only excepted. Any damage caused by the installation or removal of Tenant's equipment, trade fixtures, air conditioning and heating equipment, shall be repaired at Tenant's expense prior to the expiration of the lease term.

      All alterations, improvements, additions and repairs made by Tenant shall be made in a good and workmanlike manner.

      7. Tenant shall comply with all ordinances of the municipal corporation or other governmental authority applicable to such premises because of Tenant's use of the premises. Tenant, at its expense, shall comply with all orders and requirements imposed by such governmental authorities during the term of this lease.

      8. Tenant shall not assign this agreement or sublet the premises or any part thereof or make any improvements or alterations in or to the demised premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not occupy or allow the premises to be occupied for any business or purpose deemed extra hazardous because of the threat of fire or otherwise. If consent is granted to assign or sublet the premises, Tenant shall remain principal obligor for the fulfillment of each and every condition of this lease. If consent is granted for the making of improvements or alterations to the premises, such improvements and alterations shall not commence until Tenant has furnished to Landlord a certificate of an insurance company showing coverage in an amount satisfactory to Landlord and protecting Landlord from liability for injury to any person and damage to any personal property, on or off the premises, in connection with the making of such improvements or alterations.

      9. In the event the demised premises are partially damaged or destroyed or rendered partially unfit for occupancy by fire or tornado or other casualty, Tenant shall give immediate notice to Landlord who may repair the damage and restore the premises to substantially the condition in which they were immediately prior to the occurrence of the casualty. Such repairs shall be made at Landlord's expense. Landlord shall Tenant a fair reduction of rent during the time the premises


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are partially unfit for occupancy. If the premises are totally destroyed or deemed by the Landlord to be rendered wholly unfit for occupancy by fire, tornado or other casualty, or if the Landlord shall decide not to repair or rebuild, this lease shall terminate and the rent shall be paid to the time of such destruction or casualty.

      10. If Tenant defaults in the performance of any obligations or covenants herein, Landlord may enforce the performance of this lease in any mode provided by law. This lease may be terminated at Landlord's discretion if such default continues for a period of 10 days after Landlord notifies Tenant of such default and of its intention to declare the lease terminated. Such notice shall be sent by Landlord to Tenant at the demised premises by mail or otherwise. If Tenant has not completely removed or cured default within the 10 day period, this lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the premises and remove all persons and property therefrom without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Landlord or Landlord's agents may resume possession of the premises and relet the same for the remainder of the term at the best rent obtainable for the account of Tenant, who shall make good any deficiency.

      11. Landlord and its agents shall not be liable to Tenant or to Tenant's employees, patrons, visitors, invitees, or any other persons for any injury to any such persons or for any damage to personal property caused by any act, omission, or neglect of Tenant or Tenant's agents or of any other tenant of the premises of which demised premises are a part. Tenant agrees to indemnify and hold Landlord and its agents harmless from any and all claims for such injury and damage, whether the injury occurs on or off the demised premises.

      12. Tenant shall not post or paint any signs at, on or about the premises or paint the exterior walls of the building except with the prior written approval of the Landlord. landlord shall have the right to remove any sign or signs in order to paint the building or premises or to make any repairs or alterations.

      13. If Landlord herein is not the owner of the demised premises, but holds the property by virtue of another lease, then this sublease is and shall remain subject to all terms and conditions of such existing lease of the Landlord so far as they shall be applicable to the demised premises.

      14. If Tenant becomes bankrupt or makes a voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to the Tenant of its intention to do so.

      15. If the whole or any substantial part of the demised premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should the premises be sold to a condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective from the date of the physical taking of the premises.

      16. Landlord agrees to pay the within named Principal REALTOR(R) a commission in cash equal to Four and one-half percent (4.5%) per cent of the total gross rental for negotiating this lease, payable as per agreement with Owner. If any options are granted to Tenant, Landlord agrees to pay to Principal REALTOR(R) an additional commission on the date such options are exercised by Tenant, even if with changes. Should the term of the primary lease be for a shorter period than five (5) years, Landlord agrees to pay an additional commission on all hold-overs, renewals, new leases or rental agreements made by Landlord with Tenant relative to Tenant's first five year occupancy of the demised premises from this date. The commission due for each renewal will be calculated as if a new lease had been made for such period of time. If the premises are sold to the Tenant during the term of this lease or any renewal or extension thereof, or within 180 days following the expiration date of this lease, or any renewal or extension, Landlord will pay to Principal


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REALTOR(R) a sales commission in cash equal to 4.5 (4.5%) per cent of the selling price of said property. All commissions are payable in Grayson County, Texas.

      If this lease is assigned or the premises are sold prior to the termination of this lease, Landlord, its assigns, successors, and heirs shall be jointly and severally liable for all REALTOR(R)'S commissions due or to become due hereunder. Landlord will not transfer, convey or sell the premises without specific written agreement with the purchaser that all commissions due or to become due will be paid to Principal REALTOR(R) when due by purchaser in connection with existing leases on the premises at the time the sale occurs.

      If, on account of any breach or default by any party hereto in his or its obligation to Principal REALTOR(R), it shall become necessary for Principal REALTOR(R) to employ an attorney to enforce or defend any of Principal REALTOR(R)'S rights or remedies hereunder and should Principal REALTOR(R) prevail, such parties agree to pay Principal REALTOR(R) reasonable attorney fees in connection herewith.

      17. No waiver by Landlord of any default or breach of any term, covenant, condition, agreement, provision, or stipulation herein contained shall constitute a waiver of any subsequent default or breach of the same or any other term, covenant, condition, agreement, provision or stipulation hereof.

      18. This lease constitutes the full and final expression of the agreement between the parties and it may not be amended except by written instrument signed by all the parties.

      19. SPECIAL CONDITIONS:

      19.1 Tenant shall be responsible for electric utility payment for building.
      19.2 Tenant shall be responsible for propane expense associated with heating located in warehouse.
      19.3 Provided Tenant is not in, nor has been in default, tenant to have right to vacate property on January 31, 2000. Should tenant exercise the option to vacate property, tenant to pay landlord $3000.00 prior to vacating property.
      19.4 Tenant to notify landlord in writing of intent to vacate property, should tenant exercise such option, no later than thirty days prior to January 31, 2000.
      19.5 Upon execution of lease agreement by tenant, tenant to pay security deposit of $1500.00 to Landlord.
      19.6  Landlord to deliver property free of roof leaks.
      19.7 Landlord to deliver property with HVAC system in good working condition at time of occupancy.
      19.8  Landlord to remove debris from West side of building.
      19.9  Landlord to remove paving machine from South side of building.
      19.10 Landlord to deliver property with toilets and plumbing system in good working condition at time of occupancy.


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EXECUTED the 6th day of August, 1999

                                           LANDLORD: DAVID WOOD
                                                     P.O. BOX 66
ATTEST:                                              ANNA, TEXAS 75495

                                                  DAVID WOOD
------------------------------------    ----------------------------------------
                                           By

                                                  owner
                                        ----------------------------------------
                                           Title


                                           TENANT: GLOBAL ELECTION SYSTEMS, INC.
                                                   1611 WILMETH ROAD
ATTEST:                                            MCKINNEY, TEXAS 75069

     Susan Martin                                 Howard T Van Pelt
------------------------------------    ----------------------------------------
                                           By

                                                  President
                                        ----------------------------------------
                                           Title



REALTORS(R)

         CAREY COX COMPANY
-----------------------------------------
Principal REALTOR(R), Member of the
GREATER DALLAS BOARD OF REALTORS(R), INC.

          RUS
-----------------------------------------
     By

         N/A
-----------------------------------------
     Cooperating REALTOR(R)*


-----------------------------------------
     By



* NOTE: If this lease agreement is negotiated by Principal REALTOR(R) in cooperation with another REALTOR(R), Landlord shall be liable for payment of al commissions to Principal REALTOR(R) only, whereupon it shall be protected from any claims from said Cooperating REALTOR(R).